Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

The following list sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant and the percentage of voting securities owned by each entity's immediate parent as of December 31, 2009. Each subsidiary was included in our consolidated financial statements.
	Percentage of Voting Securities Owned by Registrant	Percentage of Voting Securities Owned by Immediate Parent
ENSCO Global Limited (Cayman Islands)	100%
ENSCO Holdco Limited (UK)		100%
ENSCO Universal Limited (UK)		100%
ENSCO Worldwide Investments Ltd (UK)		100%
ENSCO Finance Limited (UK)		100%
ENSCO Worldwide GmbH (Switzerland)		100%
ENSCO Investments LLC (Nevada)		100%
ENSCO Holding Company (Delaware)		100%
ENSCO Offshore Company (Delaware)		100%
ENSCO Drilling Mexico LLC (Delaware)		100%
ENSCO Services LLC (Delaware)		100%
ENSCO Global GmbH (Switzerland)		100%
ENSCO Deepwater LLC (Delaware)		100%
ENSCO Offshore International Company (Cayman Islands)		100%
ENSCO Limited (Cayman Islands)		100%
ENSCO Oceanics International Company (Cayman Islands)		100%
ENSCO Drilling Company (Nigeria) Ltd. (Nigeria)		99%
ENSCO Australia Pty. Limited (Australia)		100%
ENSCO Holland B.V. (The Netherlands)		100%
Petroleum Finance Corporation (Cayman Islands)		100%
ENSCO Maritime Limited (Bermuda)		100%
ENSCO Arabia Co. Limited (Saudi Arabia)		50%
ENSCO Asia Pacific Pte. Limited (Singapore)		100%
ENSCO Brazil Servicos de Petroleo Limitada (Brazil)		99%
ENSCO Labuan Limited (Malaysia)		100%
ENSCO Offshore U.K. Limited (United Kingdom)		100%
ENSCO Services Limited (United Kingdom)		100%
ENSCO Netherlands Limited (Cayman Islands)		100%
ENSCO U.K. Limited (United Kingdom)		100%
ENSCO (Barbados) Limited (Cayman Islands)		100%
ENSCO Offshore International Inc. (Marshall Islands)		100%
ENSCO de Venezuela, S.R.L. (Venezuela)		100%
ENSCO International Incorporated (Delaware)		100%
ENSCO Drilling Company LLC (Delaware)		100%
ENSCO Drilling (Caribbean), Inc. (Cayman Islands)		100%
ENSCO Drilling Venezuela, Inc. (Cayman Islands)		100%
ENSCO Incorporated (Texas)		100%
ENSCO Associates Company (Cayman Islands)		100%
ENSCO Global Resources Limited (UK)		100%
ENSCO Corporate Resources LLC (Delaware)		100%
ENSCO Oceanics Company (Delaware)		100%
ENSCO Asia Company (Texas)		100%
P.T. ENSCO Sarida Offshore (Indonesia)		95%
ENSCO Gerudi (M) Sdn. Bhd. (Malaysia)		49%